Putnam Limited Duration Government Income Fund

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management has
assumed $5,922 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1(000s omitted)		Class A		3,275
				Class B        1,109
				Class C		   95

72DD2(000s omitted)		Class M		   70
				Class R		    1
				Class Y		1,836

73A1				Class A		0.051073
				Class B		0.035691
				Class C		0.031947

73A2				Class M		0.047193
				Class R		0.044689
				Class Y		0.057336

74U1	(000s omitted)		Class A		62,427
				Class B		28,356
				Class C		2,975

74U2	(000s omitted)		Class M		 1,389
				Class R		    21
				Class Y		31,914

74V1		Class A				5.13
		Class B				5.14
		Class C				5.13

74V2		Class M				5.15
		Class R				5.13
		Class Y				5.12